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                                                                  Exhibit 3(i)-5

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                                 STATE OF IDAHO

                       [GREAT SEAL OF THE STATE OF IDAHO]

                             --------------------
                             Department of State.
                             --------------------

     I, PETE T. CENARRUSA, Secretary of State of the State of Idaho and custodian of the Seal of said State, do hereby certify that the annexed is a full, true and complete transcript of amendment of articles of incorporation for KASLO MINES CORPORATION, an Idaho corporation that is amending Article IV by extending the existence to perpetual, and also amending Article VI by changing the authorized capital stock to 5,000,000 shares with a par value of 2 cents each, received and filed in this office on the 17th day of June, 1974, as appears of record in this office as of this day.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Idaho.

                                       Done at Boise, Idaho, this 31st day of
                                                October A.D., 1980


                                       Pete T. Cenarrusa
     [SEAL]                                                   Secretary of State

                                       /s/ Jill Rhodes
                                       -----------------------------------------
                                                               Corporation Clerk


                         Certificate of Certified Copy

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                                 STATE OF IDAHO

                       [GREAT SEAL OF THE STATE OF IDAHO]

                              Department of State.

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION

     I, PETE T. CENARRUSA, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the KASLO MINES CORPORATION a corporation organized and existing under and by virtue of the laws of the State of Idaho, filed in this office on the 17th day of June 1974, original articles of amendment, as provided by Section 30-146 and 30-147, Idaho Code, amending Article IV extending existence to perpetual and
Article VI providing for 5,000,000 shares of common stock with a par value of 2 cents each, and that the said articles of amendment contain the statement of facts required by law, and are will be recorded on microfilm of Record of Domestic Corporations of the State of Idaho.

     I, THEREFORE FURTHER CERTIFY, That the Articles of Incorporation have been amended accordingly.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State. Done at Boise City, the Capital of Idaho, this 17th day of June, A.D., 1974.


                                                Secretary of State

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                            KASLO MINES CORPORATION

     KNOW ALL MEN BY THESE PRESENTS, that at a special meeting of the stockholders of KASLO MINES CORPORATION, in lieu of the annual meeting, duly and regularly called for that purpose, and held at the office of the company in Spokane, Washington, on the 13th day of October, 1973, there were represented at said meeting 828,932 shares, either in person or by proxy, out of 1,627,180 shares outstanding; and that it was voted at such meeting as indicated following each article below, each case being more than the 50 percent majority as required to amend the Articles of Incorporation under the current Articles of Incorporation of the KASLO MINES CORPORATION, by amendments as follows, to-wit:

     That Article IV, as amended, which reads "The period of existence of this corporation shall be fifty years, unless sooner dissolved by adjudication of a court or the proper action of its stockholders" be, and the same is hereby amended to read as follows, to-wit:

                            "ARTICLE IV, as amended

     The existence of this corporation shall be perpetual, unless dissolved by the adjudication of a court or the proper action of its stockholders."

and that Article VI, as amended, which reads "The capital structure of this corporation shall consist of 2,000,000 shares of common stock with a par value of 5 cents each. All shares shall be equal in voting rights and participation in earnings of the corporation, and, in case of liquidation, sale or disposal of the property or stock, shall share equally in the assets of the corporation" be, and the same is hereby amended to read as follows, to-wit:

                            "ARTICLE VI, as amended

     The capital structure of this corporation shall consist of 5,000,000 shares of common stock with a par value of 2 cents each. All shares shall be equal in voting rights and participation in earnings of the corporation, and, in case of liquidation, sale or disposal of or stock, shall share equally in the assets of the corporation.
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     DATED AND EXECUTED in triplicate at Spokane, Washington, this 13th day of
October, 1973.

                                          KASLO MINES CORPORATION

ATTEST: /s/ Robert J. Frisch              By: /s/ M. Lorne Craig
        ---------------------------           ----------------------------------
        Robert J. Frisch, Secretary           M. Lorne Craig, President

STATE OF WASHINGTON,   )
                       :  ss
County of Spokane.     )

     I, the undersigned, a Notary Public in and for the State of Washington, hereby certify that on this 13th day of October, 1973, personally appeared before me, M. LORNE CRAIG and ROBERT J. FRISCH, to me personally known to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same in triplicate as their free and voluntary act and deed and as the free and voluntary act and deed of said company, and upon being duly sworn on oath stated that they were the President and Secretary, respectively, of the said Stockholders' Meeting at which the said amendments were adopted; and that the matters and facts stated therein are true; and that the seal affixed is the seal of the said company.

     GIVEN UNDER MY HAND AND OFFICIAL SEAL the day and year in this certificate first above written.

                                             Patric H. (ILLEGIBLE)
                                             -----------------------------------
                                             Notary Public in and for the State
                                             of Washington, residing at Spokane.